Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Animal Health International, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James C. Robison, Chief Executive Officer of the Company, and William F. Lacey, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James C. Robison
Name:	James C. Robison
Title:	Chairman, President and Chief Executive Officer
Date:	May 2, 2007

/s/ William F. Lacey
Name:	William F. Lacey
Title:	Senior Vice President and Chief Financial Officer
Date:	May 2, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.